Exhibit 10.12

DIRECTOR AGREEMENT

DIRECTOR AGREEMENT (this "Agreement"), dated as of January 20, 2010, by and between Cavitation Technologies, Inc., a Nevada corporation ("Company"), and James Fuller ("Fuller").

WITNESSETH:

WHEREAS, Company believes that it is in its own best interests and in the best interests of its stockholders that the Audit Chairman of the audit committee ("Audit Chairman") of Company's board of directors (the "Board") be an individual who is not an employee of Company; and

WHEREAS, Company desires to retain the services of Fuller in the capacity of Audit Chairman as well as adding Fuller to the Company's Board and Fuller desires to provide such services in such capacity, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Board has approved the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Election as Director; Appointment. Company agrees to appoint Fuller as a member of the Board and as Audit Chairman, both as of the date hereof, and agrees to use its best efforts and powers to sustain and continue Fuller's election as a member of the Board for successive one year terms at each annual meeting of stockholders of Company and each special meeting of stockholders of Company convened for such purpose unless this Agreement is terminated sooner pursuant to Section 4 hereof (the "Term"). During the Term, at all times that Fuller is a member of the Board, he shall be appointed as Audit Chairman.

2.  Duties and Extent of Services.

(a)  During the Term, Fuller shall serve as Audit Chairman as well as serving as a regular member of the Board, and, in such capacity, shall provide those services required of a director under Company's articles of incorporation and bylaws, as both may be amended from time to time, and under the Nevada Revised Statutes, the federal securities laws and other state and federal laws and regulations, as applicable, and shall render such services as are customarily associated with and are incident to the position of Audit Chairman and a member of the Board and such other services as Company may, from time to time, reasonably require of him consistent with such position. Such duties and responsibilities shall include, but shall not be limited to, chairing all meetings of the audit committee and participating in all meetings of the Board.

(b)  Fuller shall faithfully, competently and diligently perform to the best of his ability all of the duties required of him as Audit Chairman and as a member of the Board.

(c)  The parties acknowledge that the position of Audit Chairman and as a member of the Board does not involve Fuller acting as an executive officer of the Company.

3.  Compensation.

(a)  Initial Compensation: As compensation for Fuller's entering into this Agreement and performing his services hereunder, (i) concurrently herewith the Company is granting Fuller 37,500 shares of Common Stock of the Company and (ii) the Company shall grant Fuller an additional 37,500 shares every subsequent quarter during which Fuller serves as Audit Chairman and a member of the Board.

(b)  Other Benefits. During the Term Fuller shall be entitled to any benefits made available to non-executive members of the Board generally.

(c)  Expenses. Company agrees to reimburse Fuller for all reasonable and necessary travel, and other out-of-pocket business expenses incurred or expended by him in connection with the performance of his duties hereunder upon presentation of proper expense statements or vouchers or such other supporting information as Company may reasonably require of Fuller.

4.  Termination. The Company shall have the right to remove Fuller from, or not reelect Fuller to, the Board and shall have the right to remove Fuller from, or not reelect Fuller to, the position of Audit Chairman. Fuller shall have the right, exercisable at any time during the Term, upon thirty (30) days written notice to Company, to resign as Audit Chairman or as a member of the Board.

5.   Independent Contractor. Fuller is an independent contractor and will not be deemed an employee of Company for purposes of employee benefits, income tax withholding, FICA taxes, unemployment benefits or otherwise.

  6.  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions thereof and supersedes and replaces all prior negotiations and agreements between the parties hereto, whether written or oral, with respect to the subject matter hereof.

7.  Governing Law.

(a)  This Agreement shall be governed by and construed under the laws of the State of California, applicable to contracts to be wholly performed in such State, without regard to the conflict of laws principles thereof.

(b)  Any action to enforce any of the provisions of this Agreement shall be brought in a court of the State of California in the county of Los Angeles or in a Federal court located within the county of Los Angeles. The parties consent to the jurisdiction of such courts and to the service of process in any manner provided by California law. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentences shall be deemed in every respect effective and valid personal service of process upon such party.

8.  Amendment. This Agreement may be amended, modified or superseded, and any of the terms hereof may be waived, only by a written instrument executed by the parties hereto.

9.  Assignability. The obligations of Fuller may not be delegated and Fuller may not, without Company's written consent thereto, assign, transfer, convoy, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. Company and Fuller agree that this Agreement and all of Company's rights and obligations hereunder may be assigned or transferred by Company to and shall be assumed by and be binding upon any successor to Company. The term "successor" means, with respect to Company or any of its subsidiaries, any corporation or other business entity which, by merger, consolidation, purchase of the assets or otherwise acquires all or a material part of the assets of Company.

10.  Severability. If any provision of this Agreement or any part thereof is held to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement or remaining part thereof; which shall be given full effect without regard to the invalid or unenforceable part thereof.

  11.  Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement, shall be given or made in writing by registered or certified mail, return receipt requested, or by overnight carrier service or by facsimile transmission and will be deemed to have been given or made on the date following receipt or attempted delivery at the following locations:

To Fuller:
James Fuller
2548 Filbert Street
San Francisco, CA 94123

To Company;
Cavitation Technologies, Inc.
10019 Canoga Ave
Chatsworth, California 91311
Attention: Chief Executive Officer

Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party. Any such notice shall be deemed given, if delivered personally, upon receipt; if telecopied, when telecopied; if sent by courier service providing for next-day delivery, the next business day following deposit with such courier service; and if sent by certified or registered mail, three days after deposit (postage prepaid) with the U.S. mail service.

12.   Indemnification. Company hereby agrees to indemnify and hold harmless Fuller, his affiliates (and such affiliates' directors, officers, employees, agents and representatives) and permitted assigns, to the fullest extent permitted under Nevada law, from and against any and all losses, damages, liabilities, obligations, costs or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement of the Company contained in this Agreement, and (ii) any breach of warranty or inaccurate or erroneous representation made by the Company herein, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing. The Company shall advance any expenses reasonably incurred by Fuller in defending an indemnifiable action hereunder, with such expenses to be reimbursed by Fuller only in the event that a court of competent jurisdiction enters a binding judgment, order or decree that Fuller acted in bad faith or in a manner he reasonably believed not to be in the best interests of the Company.

13.  Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CAVITATION TECHNOLOGIES, INC.

By:
/s/Roman Gordon, CEO

/s/James Fuller, Board Member